Exhibit 10.4

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

___________________________________

2015 Holding Company LTI Program

          (as amended by the Compensation Committee and effective on November 4, 2016)

___________________________________

This 2015 Holding Company LTI Program (the “HoldCo LTI Program”) was established as of the Effective Date (as defined below) as a sub-plan to The Providence Service Corporation 2006 Long-term Incentive Plan (as amended and restated effective July 27, 2016 and as thereafter amended from time to time in accordance with its terms, the “2006 Plan”) and amended as of the date referenced above. Accordingly, the terms and conditions of the 2006 Plan shall apply to all Awards hereunder, and shall govern in the event of any inconsistency with the terms set forth below.

1.	Definitions

Exhibit 1, which is incorporated by reference, defines the terms used in this HoldCo LTI Program and sets forth certain operational rules related to those terms. Likewise, terms defined in Exhibit 1 of the 2006 Plan have the meanings set forth therein.

Purpose

This HoldCo LTI Program has been established effective August 6, 2015 (the “Effective Date”) for the granting of Performance Awards under the 2006 Plan to select key executives of the Company in order to encourage them to achieve goals relating to the long-term interests of the Company and its stockholders.

3.	Administration

The administrator responsible for the 2006 Plan shall administer this HoldCo LTI Program, and shall have all of the powers and rights set forth within the 2006 Plan, including but not limited to those set forth in Section 3 thereof.

HoldCo LTI Program Awards

(a)           Determination of Holdco LTI Program Awards. In its sole and absolute discretion, the Administrator shall award Participation Percentages to the Company’s CEO and any other key Employees in any proportions that the Administrator shall determine. All awards of Participation Percentages shall be made in the form of individual written offer letters (substantially in the form attached as Exhibit 2, each an “LTI Offer Letter”) executed by or on behalf of the Administrator, and each individual Employee who receives such an award; provided that an Employee may only accept such an Award (and thereby become an “LTI Participant” ) by returning a signed copy of the LTI Offer Letter to the Company’s General Counsel within 20 days after such Award Date. Any LTI Offer Letter that is not finalized within such period shall be null and void.

(i)     The total Participation Percentages awarded on the Effective Date may not exceed eighty percent (80%) of the interests in the Holdco LTI Pool. The Administrator may thereafter award the remaining Participation Percentages through LTI Offer Letters of Participation Percentages to any Employees whom the Administrator may in its discretion select (including those who have already received Awards hereunder). If a Participant receives more than one Award hereunder, those Awards shall be treated independently of each other for all purposes. If a Participant forfeits an Award or Awards before the Determination Date, the Administrator may make new Awards hereunder with respect to the forfeited Participation Percentages.

(ii)     In no event shall the sum of the Participation Percentages for all LTI Participants exceed one hundred percent (100%) at any time before the Determination Date.

(b)          Calculation of HoldCo LTI Pool. As soon as practicable following the Determination Date, but as of the Determination Date, the Administrator shall calculate the amount of the HoldCo LTI Pool, if any, that is associated with the Performance Period. If the HoldCo LTI Pool as of the Determination Date is greater than zero with respect to the Performance Period, then the LTI Participants holding Awards corresponding to the Performance Period shall be entitled to the payments described in Section 4(c) below. If the performance of the Company has been such that there is no HoldCo LTI Pool as of the Determination Date with respect to the Performance Period (i.e., that the LTI Program Pool is zero), then the LTI Participants holding Awards shall not be entitled to be paid any amounts under this HoldCo LTI Program, and those Awards shall be cancelled and terminated as of the Determination Date, with no amounts being paid to such LTI Participants.

(c)          Share Awards. In the event that the HoldCo LTI Pool as of the Determination Date is greater than zero for the Award(s), then each LTI Participant holding such an Award shall receive on a date that occurs as soon as reasonably practicable after the Determination Date (the “Issuance Date”), the following equity awards that together have a value (based on the Determination Share Price, without regard to the transfer restrictions set forth in Section 7(c) below, which shall apply to all shares of Stock, including Unrestricted Stock, issued pursuant to any Award) equal to the product of (A) the HoldCo LTI Pool, and (B) the LTI Participant’s Participation Percentage (the “Issuance Value”):

(i)       Unrestricted Stock having a fair market value (based on the Determination Share Price) equal to sixty percent (60%) of the Issuance Value; and

(ii)       Stock Units having a fair market value (based on the Determination Share Price) equal to forty percent (40%) of the Issuance Value, with sixty-two and one-half percent (62.5%) of such Stock Units to become vested and payable in unrestricted Stock on the first anniversary of the Determination Date and with thirty-seven and one-half percent (37.5%) to become vested and payable in unrestricted Stock on the second anniversary date of the Determination Date (each a “Vesting Date”); provided that the LTI Participant has continued Employment from the Award Date through such Vesting Date, or has incurred an earlier Qualified Termination.

Notwithstanding the foregoing, in the event of a Change in Control on or before the Determination Date, the Administrator shall settle any and all Awards on the closing date of the Change in Control by providing each LTI Participant with cash and/or Unrestricted Stock that together have a fair market value equal to the total amount otherwise payable to the LTI Participant under Sections 4(c)(i) and (ii) above (without any adjustment or delay due to inapplicability of the vesting requirements otherwise applicable after the Determination Date). In the event of a Change in Control after the Determination Date, each LTI Participant shall receive on the closing date of the Change in Control cash and/or Unrestricted Stock that together have a fair market value equal to the total amount otherwise payable to the LTI Participant, after the date of the Change in Control, pursuant to Sections 4(c)(i) and (ii) above (without any adjustment or delay due to inapplicability of the vesting requirements otherwise applicable after the Determination Date).

(d)	Termination and Forfeiture; Vesting.

(i)         In the event of termination of an LTI Participant’s Employment both more than one year after the Award Date and either, without Cause by the Company, or by reason of the LTI Participant’s death or Disability (a “Qualified Termination”) while holding an outstanding Award, then, with respect to the LTI Participant only, the LTI Participant shall be treated as having continued Employment through each of the dates on which Award payouts occur under Section 4(c) with respect to LTI Participants whose Employment has continued and the LTI Participant (or estate in the event of death) shall be paid any earned portion of any outstanding Award at the same time and on the same basis as such other LTI Participants, except that the amounts payable to an LTI Participant who has incurred a Qualified Termination before the Determination Date shall be proportionately reduced such that the LTI Participant receives pro rata payments determined by a fraction with a numerator equal to the number of full months from the Effective Date through the date on which the LTI Participant’s Employment ceases, and a denominator equal to the number of full months from the Effective Date through the Determination Date. For example, if a Participant’s Employment ends due to a Qualified Termination in the exact middle of the Performance Period, the LTI Participant would receive (whenever other LTI Participants receive payments) 50% of amounts payable on and after the      Determination Date if the LTI Participant had continued Employment.

(ii)         If an LTI Participant’s Employment shall cease for any reason other than a Qualified Termination, then any and all of such LTI Participant’s Awards under this HoldCo LTI Program (including any Stock Units that have not previously vested pursuant to the associated award agreement) shall be immediately forfeited at such time and without payment of any consideration to the LTI Participant, and no amounts whatsoever shall thereafter be payable to such LTI Participant pursuant to this HoldCo LTI Program.

(iii)         For purposes of this Section 4(d), “Cause” means the following as determined by the Administrator in its sole discretion:

(I)       the LTI Participant commits fraud or theft against the Company or any of its subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by the Company (collectively referred to as “Affiliates”), or is convicted of, or pleads guilty or nolo contendere to, either a felony, or any crime involving fraud or moral turpitude;

(II)      in carrying out the LTI Participant’s duties hereunder, the LTI Participant engages in conduct that constitutes gross neglect or willful misconduct and that results, in either case, in material financial or reputational harm to the Company or its Affiliates;

(III)     the LTI Participant materially breaches any provision of this HoldCo LTI Program, any LTI offer letter or any employment agreement with the Company or its Affiliates (including but not limited to any applicable restrictive covenants) or breaches any fiduciary duty or duty of loyalty owed to the Company or its Affiliates or shareholders;

(IV)     the LTI Participant engages in any wrongful or questionable conduct which does or which is reasonable likely to bring the Company or its Affiliates into public disgrace or embarrassment, or which is reasonable likely to cause one or more of its customers or clients to cease doing business with, or reduce the amount of business with, the Company or its Affiliates;

(V)     the LTI Participant repeatedly neglects or refuses to perform the LTI Participant’s duties or responsibilities as directed by the LTI Participant’s supervisor, the Board or any committee established by the Board, or violates any express direction of any lawful rule, regulation or policy established by the Company, the Board, any committee established by the Board, or the LTI Participant’s supervisor which is consistent with the scope of the LTI Participant’s duties to the Company and its Affiliates, and such failure, refusal or violation continues uncured for a period ten (10) days after written notice from the Company to the LTI Participant specifying the failure, refusal or violation and the Company’s intention to terminate any or all of the LTI Participant’s Awards for Cause;

(VI)     the LTI Participant commits any act or omission resulting in or intended to result in direct material personal gain to the LTI Participant at the expense of the Company or its Affiliates, or the customers or the Company or its Affiliates; or

(VII)     the LTI Participant materially compromises trade secrets or other confidential and proprietary information of the Company or its Affiliates.

Action or inaction by LTI Participant shall not be considered “willful” unless done or omitted by such participant intentionally and without his reasonable belief that his or her action or inaction was in the best interests of the Company or its Affiliates, and shall not include failure to act by reason of total or partial incapacity due to the LTI Participant’s physical or mental illness.

5.	Continuance of Employment.

Neither this HoldCo LTI Program nor the grant of any Award hereunder shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any LTI Participant’s Employment at any time and for any reason (subject to the terms of any employment agreement), nor shall the HoldCo LTI Program or the grant of any Award hereunder impose any obligation on the Company or any Affiliate to continue the Employment of any LTI Participant.

6.	Requirements of Law.

The grant of Awards hereunder and the settlement thereof in accordance with this HoldCo LTI Program and the 2006 Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

7.	Miscellaneous

(a)       Amendments. This HoldCo LTI Program, and any LTI Offer Letter entered into with any LTI Participant, may be amended or modified only in writing by the Administrator or the Board; provided that any amendment or modification of any kind which adversely affects an LTI Participant must be consented to by such LTI Participant in writing to be effective as against him or her.

(b)       Incorporation of the 2006 Plan; Interpretation by Administrator. This HoldCo LTI Program is subject in all respects to the terms, conditions, limitations and definitions contained in the 2006 Plan. In the event of any discrepancy or inconsistency between this HoldCo LTI Program and the 2006 Plan, the terms and conditions of the 2006 Plan shall control. Without limiting the generality of the foregoing, the Administrator may in its sole and absolute discretion interpret the 2006 Plan and this HoldCo LTI Program, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the 2006 Plan, the HoldCo LTI Program or the administration or interpretation thereof, with such interpretations, actions, determinations, and decisions to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that the Administrator’s interpretations, actions, determinations, and decisions shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Administrator who are individuals who served as Administrator members before the Change in Control. In the event of any dispute or disagreement as to interpretation of the 2006 Plan or this HoldCo LTI Program or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the 2006 Plan or this HoldCo LTI Program, the decision of the Administrator shall, except as provided above, be final and binding upon all persons, and the claims provisions of the 2006 Plan shall be controlling.

(c)         Stock or Stock Unit Issuances. Any issuance of Unrestricted Stock or Stock Units pursuant to HoldCo LTI Program Awards shall occur pursuant to the 2006 Plan, and shall be subject to all terms and conditions thereof.

(d)         Withholding of Tax. Anything to the contrary notwithstanding, all payments required to be made by the Company pursuant to Awards hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation. The Company’s obligation to deliver share certificates (or evidence of book entry) to any LTI Participant is subject to and conditioned on tax withholding obligations being satisfied by such LTI Participant, including the terms of the 2006 Plan applicable thereto.

(e)         Anti-Alienation; Non-Assignability; Etc. Except as otherwise provided by the 2006 Plan, neither an LTI Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage, or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable or deliverable hereunder, or any part thereof. The designation of a death beneficiary by an LTI Participant shall be permissible and shall not constitute a transfer.

(f)         Section 409A. If and only to the extent that any compensation provided by this HoldCo LTI Program may result in the application of Section 409A of the Code, then notwithstanding Section 7(a) above, the Company may unilaterally modify the LTI Participant’s Award solely in the least restrictive manner necessary in order, where applicable –

(i)     to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A, or

(ii)     to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any material diminution in the value of the benefits granted under this HoldCo LTI Program to such LTI Participant.

(g)         Unfunded Nature of Program. This HoldCo LTI Program is intended to be an unfunded, nonqualified compensation arrangement for purposes of the Code. Except to the extent that an LTI Participant may otherwise be entitled to preferred status under applicable bankruptcy law, LTI Participants shall have the status of general unsecured creditors of the Company, and the HoldCo LTI Program constitutes a mere promise by the Company to make benefit payments in the future to the extent and consistent with the terms of any Awards hereunder, this HoldCo LTI Program, and the 2006 Plan.

(h)         Exclusivity of Documents. The liability of the Company for the payment of benefits shall be defined only by this HoldCo LTI Program, the 2006 Plan, and the terms of each LTI Participant’s LTI Offer Letter, and the Company shall have no obligation to any person under the 2006 Plan except as expressly provided herein or therein.

(i)         Binding Effect. The provisions of this HoldCo LTI Program shall bind and inure to the benefit of the Company and its successors and assigns, and to the benefit of each LTI Participant and such LTI Participant’s successors and assigns.

(j)         Gender. Where appearing in this HoldCo LTI Program, the masculine gender shall be deemed to include the feminine gender and the singular number shall include the plural, unless the context clearly indicates to the contrary.

(k)         Term and Expiration. This HoldCo LTI Program shall be effective until all LTI Participants have received full settlement of all Awards hereunder.

Amended as of November 4, 2016 by the Compensation Committee.

Exhibit 1

PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

___________________________________

Definitions

___________________________________

The following terms, when used in this HoldCo LTI Program, will have the meanings and be subject to the provisions set forth below:

“Award Date” means the date of Award set forth in the Participant’s LTI Offer Letter.

“Award Share Price” means the volume weighted average of the Company’s per share price over the 90-day period ending with the Effective Date.

“Applicable Shares Outstanding” means, as of the Effective Date, the sum of the Company’s total shares of Stock outstanding as of the most recent SEC filing period and the number of any unissued shares of Stock from any Company outstanding securities, including any shares of convertible preferred stock which remain subject to conversion and any outstanding options or restricted stock units.

“Award Shareholder Value” (“ASV”) means the product of the Award Share Price and the Applicable Shares Outstanding.

“Determination Date” means December 31, 2017 or, if earlier, the date upon which a Change in Control shall occur.

“Determination Share Price” means the volume weighted average of the Company’s per share price over prior 90 days ending with the Determination Date.

“Determination Shareholder Value” (“DSV”) means the product of the Determination Share Price and the Applicable Shares Outstanding, plus the sum of all cash dividends and securities (valued at the fair market value as of the date of distribution as determined by Board) paid or distributed to owners of the Company’s Stock during the period between the Effective Date and Determination Date (but not including any securities or Stock issued under the 2006 Plan to any owner of Company Stock); provided that under no circumstance shall interest or other earnings be credited on such amounts. In the event of a Change of Control, the DSV means the product of the Company’s share price at the date of a Change of Control and the Applicable Shares Outstanding, plus the sum of all cash dividends and securities (valued at the fair market value as of the date of distribution as determined by Board) paid or distributed to owners of the Company’s Stock during the period between the Effective Date and the Determination Date (but not including any securities or Stock issued under the 2006 Plan to any owner of Company Stock); provided that under no circumstance shall interest or other earnings be credited on such amounts.

“Extraordinary Shareholder Value” means DSV less HSV, but shall not be less than zero.

“HoldCo LTI Pool” means, as of the Determination Date, a dollar amount calculated by multiplying the Extraordinary Shareholder Value by eight percent (8%); provided that in no event shall the HoldCo LTI Pool be less than zero. This formula for calculating the HoldCo LTI Pool is the Performance formula determined by the Performance Criteria for purposes of Section 6(a)(6) of the 2006 Plan.

“Hurdle Value Share Price” means the value per share calculated by compounding the Award Share Price at 8.0% on an annual basis over the period beginning on the Effective Date and ending on the Determination Date Outstanding.

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“Hurdle Shareholder Value” (“HSV”) means the product of the Hurdle Value Share Price and the Applicable Shares Outstanding.

“LTI Offer Letter” has the meaning set forth in Section 4(a) of this HoldCo LTI Program.

“LTI Participant” means an Employee who has received an Award pursuant to this HoldCo LTI Program.

“Participation Percentage” means, with respect to each LTI Participant, such LTI Participant’s percentage of the amounts to be paid with respect to the HoldCo LTI Pool as set forth in such LTI Participant’s LTI Offer Letter.

“Performance Period” means, with respect to each Award hereunder, the period commencing on the Effective Date and ending on the Determination Date.

“Qualified Termination” has the meaning set forth in Section 4(d)(i) of this HoldCo LTI Program.

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Exhibit 2: LTI Offer Letter

PROVIDENCE SERVICE CORPORATION

 2006 LONG-TERM INCENTIVE PLAN

___________________________________

2015 HoldCo LTI Program

___________________________________

_______ ___, 2016

CONFIDENTIAL

[Name] [Address]

[City, State ZIP]

Re:   Performance Period ending 12/31/2017

Dear [Name]:

You have been selected by Providence Service Corporation to be a participant in the Providence Service Corporation 2015 HoldCo LTI Program (the “HoldCo LTI Program”). Capitalized terms used in this letter have the special meanings set forth in the HoldCo LTI Program.

Generally, the HoldCo LTI Program provides that in the event that the Company’s Determination Shareholder Value exceeds the Company’s Hurdle Shareholder Value (based on an 8% compound annual return hurdle) from the Effective Date through December 31, 2017 or an earlier Change in Control (the “Performance Period”), then a HoldCo LTI Pool comprising 8% of such Extraordinary Shareholder Value will be formed and allocated to you based on your Participation Percentage designated below. See Section 4 of the HoldCo LTI Program for special provisions about how awards will be made and settled, the conditions for vesting in them, and the effect of change in control of the Company or a cessation of your Employment.

Subject to your acceptance of the terms and conditions of the HoldCo LTI Program, the following terms shall apply to your Award:

●	your Award Date shall be _______ __, 20 ,

●	the Award Shareholder Value at the start of the Performance Period shall be $______,

●	the Hurdle Shareholder Value per share shall be $_____ if the Determination Date is December 31, 2017, and

●	your Participation Percentage in the HoldCo LTI Pool, if any, shall be ___ percent (___%).

Before accepting this Award, please consider the terms of this LTI Offer Letter, and the HoldCo LTI Program and the Providence Service Corporation 2006 Long-term Incentive Plan (which are attached for your review and reference). If there is any inconsistency between this LTI Offer Letter and the HoldCo LTI Program, the terms and conditions of the HoldCo LTI Program shall govern.

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If you desire to accept this Award, please acknowledge receipt of this LTI Offer Letter and your acceptance of the foregoing terms and conditions for your participation in the HoldCo LTI Program by signing in the space provided below and returning the signed letter within 20 days after the Award Date to the attention of [          ]. Note that the deadline for accepting this LTI Offer Letter is the 20th day after the Award Date designated above.

Yours truly,

________________________

Chairman, Compensation Committee

AGREED TO AND ACCEPTED THIS ___ DAY OF _____, 20          , BY:

_________________________

[Name of HoldCo LTI Program Participant]

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